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                                                                    Exhibit 10.1




                         ASBURY AUTOMOTIVE GROUP L.L.C.

                               1999 OPTION PLAN

               As Amended and Restated Effective December 1, 2001

                  The purpose of the Asbury Automotive Group L.L.C. Option Plan (the "Plan") is to provide designated officers and other key employees of Asbury Automotive Group L.L.C., a Delaware limited liability company (the "Company"), and its subsidiaries with the opportunity to receive grants of options to purchase equity interests in the Company. The Company believes that the Plan will encourage the participants to contribute materially to the growth of the Company, attract talented management personnel and align the economic interests of the participants with those of the owners. Capitalized terms used herein without definition shall have the meanings assigned thereto in the Second Amended and Restated Limited Liability Company Agreement of the Company, dated December 31, 1998, as amended from time to time (the "LLC Agreement").

                  1. ADMINISTRATION. (a) COMMITTEE. The Plan shall be administered and interpreted by a committee of two or more individuals (the "Committee") appointed by the Board of Directors of the Company (the "Board"); however, the Board itself may ratify or approve any grants as the Board deems appropriate.

                  (b) COMMITTEE AUTHORITY. The Committee shall have the sole authority to (i) determine the individuals to whom grants shall be made under the Plan, (ii) determine the type, size and terms of the grants to be made to each such individual, (iii) determine the time when the grants will be made and the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration of exercisability, (iv) amend the terms of any previously issued grant, (v) determine the initial Membership Account of any Membership Interest (as defined below) issued pursuant to an Option and (vi) deal with any other matters arising under the Plan.

                  (c) COMMITTEE DETERMINATION. The Committee shall have full power and authority to administer and interpret the Plan, to make factual determinations and to adopt or amend such rules, regulations, agreements and instruments for implementing the Plan and for the conduct of its business as it deems necessary or advisable, in its sole discretion. The Committee's interpretations of the Plan and all determinations made by the Committee pursuant to the powers vested in it hereunder shall be conclusive and binding on all persons having any interest in the Plan or in any grants awarded hereunder. All powers of the Committee shall be executed in its sole discretion, in the best interest of the Company, not as a fiduciary, and in keeping with the objectives of the Plan and need not be uniform as to similarly situated individuals.


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                  2. GRANTS. Awards under the Plan shall consist of grants
(each, a "Grant") of nonqualified options (the "Options"), as described in
Section 5. All Grants shall be subject to the terms and conditions set forth herein and to such other terms and conditions consistent with this Plan as the Committee deems appropriate and as are specified in writing by the Committee to the individual in a grant instrument or an amendment to the grant instrument (the "Grant Instrument"). The Committee shall approve the form and provisions of each Grant Instrument. Grants need not be uniform as among the Grantees (as defined below).

                  3. MEMBERSHIP INTERESTS SUBJECT TO THE PLAN. (a) NATURE OF OPTIONS GRANTED. Each Option granted under the Plan shall provide the Grantee solely the right to acquire a limited liability company interest in the Company (a "Membership Interest") in exchange for a dollar amount (the "Exercise Price") specified in such Option.

                  (b) AMENDMENTS AND ADJUSTMENTS. Notwithstanding anything herein to the contrary, in the event (i) of an initial public offering under the Securities Act of 1933 of equity interests in the Company or an Affiliate thereof or (ii) that the Company desires to cause (x) a transfer of all or a substantial portion of (A) the assets of the Company or (B) the equity interests in the Company to a stock corporation or other business entity ("Newco"), (y) a merger or consolidation of the Company into or with a Newco or (Z) any restructuring of all or substantially all of the assets or equity interests of the Company into a Newco, in any case as part of a "roll-up" into a Newco of all or at least a majority of the motor vehicle dealerships and related businesses owned directly or indirectly by the Company and its Affiliates (a "Roll-up"), this Plan, all Grant Instruments, all Options and all Membership Interests subject to an Option shall be amended to provide for each Grantee benefits comparable, in the sole discretion of the Committee, to the benefits intended to be provided hereunder and each Grantee and holder of such a Membership Interest shall take such steps to effect such transfer, merger, consolidation or other restructuring as may be requested by the Company, including, without limitation, consenting to the amendment of the Plan, the relevant Grant Instrument and of the LLC Agreement, transferring or tendering his or her Membership Interest to Newco in exchange or consideration for shares of capital stock or other equity interests of Newco, and retransferring, tendering or exchanging such interests for different interests.

                  4. ELIGIBILITY FOR PARTICIPATION. (a) ELIGIBLE PERSONS. All officers and other key employees of the Company and its Subsidiaries ("Employees") shall be eligible to participate in the Plan.

                  (b) SELECTION OF GRANTEES. The Committee shall select the Employees who receive Grants under this Plan (the "Grantees").


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                  5. GRANTING OF OPTIONS. (a) AMOUNT OF EXERCISE PRICE. The
Committee shall determine the Exercise Price with respect to each Option at the time of grant, which, except as the Committee may otherwise provide, shall not be less than the Fair Market Value (as defined below) of the Membership Interest in respect of which the Option is granted. The aggregate Exercise Price of all Options issued under this Plan shall not, in the aggregate, exceed $18 million.

                  (b) TYPE OF OPTION. Grants shall be "nonqualified options" that are not intended to satisfy the provisions of Section 422 of the Code and shall be made in accordance with the terms and conditions set forth herein.

                  (c) OPTION TERM. The Committee shall determine the term of each Option. The term of any Option shall not exceed 10 years from the date of Grant.

                  (d) EXERCISABILITY OF OPTIONS; CONDITIONS. Options shall become exercisable in accordance with such terms and conditions, consistent with the Plan, as may be determined by the Committee and specified in the Grant Instrument. The Committee may accelerate the vesting or exercisability of any or all outstanding Options at any time for any reason. Unless the Committee provides otherwise in the Grant Instrument, only Options that are vested may be exercised and Options shall vest, subject to the continuous employment of the Grantee by the Company, at the rate of 33-1/3% for each year the Grantee is employed by, or rendering services to, the Company following the date of Grant; PROVIDED that, unless the Committee provides otherwise in the Grant Instrument, no Option shall vest until the Grantee has been employed by, or rendering services to, the Company for a period of one year following the date of Grant. On or before the date upon which any Grantee will exercise any exercisable Option, such Grantee shall, at the request of the Committee, execute the LLC Agreement, as amended to reflect, INTER ALIA, the qualifications set forth in
Section 6 hereof, with respect to the Membership Interest to be acquired by such Grantee upon exercise of such Option.

                  (e) TERMINATION OF EMPLOYMENT, DISABILITY OR DEATH. (i) Except as provided below or as otherwise provided by the Committee in the Grant Instrument, an Option may only be exercised while the Grantee is employed by, or providing services to, the Company as an Employee, consultant or member of the Board. Unless the Committee provides otherwise in the Grant Instrument, in the event that a Grantee ceases to be employed by, or provide services to, the Company for any reason other than resignation (except resignation in connection with retirement) or termination for Cause (as defined below), any Option which is otherwise vested and exercisable by the Grantee shall terminate unless exercised within 90 days after the date on which the Grantee ceases to be employed by, or provide services to, the Company (or within such other period of time as may be specified by the Committee), but in any event no later than the date of expiration of the Option term. Except as otherwise provided by the Committee, any of the Grantee's Options that are not otherwise vested and exercisable as of the date on which the Grantee ceases to be employed by, or provide services to, the Company shall terminate as of such date.

                  (ii) Except as otherwise provided by the Committee, in the event that the Grantee ceases to be employed by, or provide services to, the Company on account of a resignation (except resignation in connection with retirement) or a termination for Cause by the Company,


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any Option held by the Grantee (whether or not then vested and exercisable)
shall terminate and be canceled as of the date the Grantee ceases to be employed by, or provide services to, the Company. Except as otherwise provided by the Committee, any of the Grantee's Options that are not otherwise vested and exercisable as of the date on which the Grantee ceases to be employed by, or provide services to, the Company shall terminate as of such date.

                  (iii) For purposes of Section 5(d), Section 5(e) and Section
         7:

                  (A) The term "Company" shall mean the Company and its Affiliates.

                  (B) "Employed by, or provide services to, the Company" shall mean employment or service as an employee, consultant or Board member (so that, for purposes of exercising Options, a Grantee shall not be considered to have terminated employment or service until the Grantee ceases to be an employee, consultant or Board member), unless the Committee determines otherwise.

                  (C) "Cause" shall mean, except to the extent specified otherwise by the Committee in the Grant Instrument, a finding by the Committee that the Grantee (i) has breached his or her employment or service contract with the Company, (ii) has engaged in disloyalty to the Company, including, without limitation, fraud, embezzlement, theft, commission of a felony or proven dishonesty in the course of his or her employment or service, (iii) has disclosed trade secrets or confidential information of the Company to persons not entitled to receive such information or (iv) has engaged in such other behavior detrimental to the interests of the Company as the Committee determines.

                  (f) EXERCISE OF OPTIONS. Except as otherwise provided by the Committee in the Grant Instrument, a Grantee may exercise an Option that has become vested and exercisable, in whole or in part, by delivering a notice of exercise to the Company with payment of the Exercise Price (plus the amount of any withholding tax due at the time of exercise after the application of Section 7 hereof) and (i) executing the LLC Agreement, as amended to reflect, INTER ALIA, the qualifications set forth in Section 6 hereof, thereby becoming a Member of the Company or (ii) taking such other action as the Committee may request or approve. Except as otherwise provided by the Committee in the Grant Instrument, upon exercise of an Option, such Grantee shall have a Membership Account (and other economic rights) equal to the Membership Account (and other economic rights) such Grantee would have had if, on the date such Option was granted, the Grantee had made a Capital Contribution to the Company in an amount equal to the Exercise Price paid upon the exercise of such Option.


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                  6. RIGHTS AND OBLIGATIONS OF GRANTEES WHO ACQUIRE MEMBERSHIP
INTERESTS. (a) IN GENERAL. Unless the Committee provides otherwise in the Grant Instrument, subject to the other provisions of this Section 6, a Grantee who acquires a Membership Interest upon the exercise of any Option shall have the same rights and obligations under the LLC Agreement as Gibson FP, PROVIDED that
(i) such Grantee shall not have the rights and obligations of Gibson FP relating to the Gibson FP Carried Interest Amount and (ii) the consent of such Grantee to any amendment, supplement, waiver or consent of or with regard to the LLC Agreement shall not be required so long as such amendment, supplement, waiver or consent does not affect such Grantee, in the sole discretion of the Committee, in any way differently than it affects Gibson FP.

                  (b) COMPANY'S RIGHT TO REPURCHASE MEMBERSHIP INTERESTS. Unless the Committee provides otherwise in the Grant Instrument, in the event that a Grantee terminates employment from, or ceases to render services to, the Company, the Company shall have the right to purchase all Membership Interests then owned by such Grantee, or such Grantee's successor, that were acquired upon the exercise of an Option (which right or obligation may be assigned to the members of the Company on a pro rata basis among the purchasing members, if any), at any time after such termination, but not prior to the six-month anniversary of the date of such exercise, at a price equal to the Fair Market Value of the Membership Interest. As used in this Plan, "Fair Market Value" shall mean, unless otherwise defined in a Grant Instrument, as of any date, the fair market value on such date of a Membership Interest as determined in good faith by the Committee.

                  (c) If any transfer of all or any portion of an Option or Membership Interest acquired upon the exercise of an Option, or of any beneficial interest therein, upon default, foreclosure, forfeit, bankruptcy (voluntary or involuntary), court order, levy of attachment, execution or otherwise than voluntarily (an "Involuntary Transfer") or a transfer in violation of this Plan, the applicable Grant Instrument or the LLC Agreement has occurred and not been cured within 30 days after written notice has been given to the person transferring such Option or Membership Interest (the "Transferor") or to the person to whom or to which such Option or Membership Interest is transferred (the "Transferee"), the Company shall have the right, in the case of an Option, to terminate such Option without consideration, or, in the case of a Membership Interest, to purchase all of such Membership Interest at a purchase price equal to the Fair Market Value thereof as of the date of such event. The closing date of any purchase described in this Section 6(c) shall be on the 30th day after a determination of the Fair Market Value of the Membership Interest to be purchased is made.

                  (d) In the event the Company is converted from a limited liability company to a corporation and (i) outstanding Options are adjusted to provide the right to purchase shares of Newco capital stock and/or (ii) future options provide the right to purchase shares of Newco capital stock, all rights of the Company under the Plan shall apply with respect to such adjusted Options and Newco capital stock and shall inure to the benefit of the Company and any successor entities.

                  7. WITHHOLDING OF TAXES. Each Grant (and each issuance of a Membership Interest pursuant to the exercise of any Option) shall be subject to applicable federal (including FICA), state and local tax withholding requirements. The Company shall have the right to

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deduct from other wages paid to the Grantee any federal, state or local taxes required by law to be withheld with respect to such Grants, or the exercise thereof, or require that the Grantee or other person receiving or exercising Grants pay to the Company the amount of any federal, state or local taxes that the Company is required to withhold with respect to such Grants or exercise and the Company may defer issuance of the Membership Interest until such requirements are satisfied.

                  8. NONTRANSFERABILITY OF GRANTS. Except as provided below, only the Grantee may exercise rights under a Grant during the Grantee's lifetime. A Grantee may not transfer those rights except by will or by the laws of descent and distribution. When a Grantee dies, the personal representative or other person entitled to succeed to the rights of the Grantee ("Successor Grantee") may exercise such rights. A Successor Grantee must furnish proof satisfactory to the Company of his or her right to receive the Grant under the Grantee's will or under the applicable laws of descent and distribution.

                  9. REQUIREMENTS FOR ISSUANCE OF MEMBERSHIP INTEREST. Except as otherwise provided by the Committee in the Grant Instrument, no Membership Interest shall be issued in connection with any Grant hereunder unless and until
(i) if the Company so requests, the Grantee executes the LLC Agreement, as amended to reflect, INTER ALIA, the qualifications set forth in Section 6 hereof, and thereby becomes a Member of the Company and (ii) all legal requirements applicable to the issuance of such Membership Interest have been complied with to the satisfaction of the Committee. The Committee shall have the right to condition any Grant made to any Grantee hereunder on such Grantee's undertaking in writing to comply with such restrictions on his or her subsequent disposition of such Membership Interest as the Committee shall deem necessary or advisable, and the certificates, if any, representing such Membership Interest may be legended to reflect any such restrictions.

                  10. CHANGE OF CONTROL OF THE COMPANY. Unless otherwise defined in the Grant Instrument, a "Change of Control" shall be deemed to have occurred if Ripplewood Holdings L.L.C., or its affiliates, cease to control the Company or its business.

                  (a) NOTICE AND ACCELERATION. Unless otherwise set forth in the Grant Instrument, upon a Change of Control (i) the Company shall provide each Grantee with outstanding Grants written notice of such Change of Control and
(ii) all outstanding Options shall automatically accelerate and become fully exercisable unless otherwise determined by the Committee.

                  (b) ASSUMPTION OF GRANTS. Unless otherwise set forth in the Grant Instrument, upon a Change of Control where the Company is not the surviving entity (or survives only as a subsidiary of another entity), unless the Committee determines otherwise, all outstanding Options that are not exercised shall be assumed by, or replaced with comparable options or rights by, the surviving entity, and other outstanding Grants shall be converted to similar grants of the surviving entity.


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                  11. AMENDMENT AND TERMINATION OF THE PLAN. (a) AMENDMENT. The
Board may amend or terminate the Plan at any time.

                  (b) TERMINATION OF PLAN. The Plan shall terminate on December 31, 2008, unless the Plan is terminated earlier by the Board or is extended by the Board.

                  (c) TERMINATION AND AMENDMENT OF OUTSTANDING GRANTS. A termination or amendment of the Plan that occurs after a Grant is made shall not materially impair the rights of a Grantee unless the Grantee consents. The termination of the Plan shall not impair the power and authority of the Committee with respect to an outstanding Grant. Whether or not the Plan has terminated, an outstanding Grant may be terminated or amended (i) by the Company as provided hereunder or (ii) by agreement of the Company and the Grantee consistent with the Plan.

                  (d) GOVERNING DOCUMENT. This Plan shall be the controlling document. No other statements, representations, explanatory materials or examples, oral or written, may amend this Plan in any manner, except for termination or amendment pursuant to Section 11(c) hereof. This Plan shall be binding upon and enforceable against the Company and its successors and assigns.

                  12. FUNDING OF THE PLAN. This Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Grants under this Plan. In no event shall interest be paid or accrued on any Grant, including unpaid installments of Grants.

                  13. RIGHTS OF PARTICIPANTS. Nothing in this Plan shall entitle any Employee or other person to any claim or right to be granted a Grant under this Plan. Neither this Plan nor any action taken hereunder shall be construed as giving any individual any rights to be retained by or in the employ of the Company or any other employment rights.

                  14. HEADINGS. Section headings are for reference only. In the event of a conflict between a heading and the content of a Section, the content of the Section shall control.

                  15. EFFECTIVE DATE OF THE PLAN. The amended and restated Plan shall be effective for grants made on or after December 1, 2001.

                  16. MISCELLANEOUS. (a) COMPLIANCE WITH LAW. The Plan, the exercise of Options and the obligations of the Company to issue Membership Interests under Grants shall be subject to all applicable laws and to approvals by any governmental or regulatory agency as may be required, including national or foreign securities exchanges. The Committee may revoke any Grant if it is contrary to law, including the federal securities laws and any applicable state or foreign securities laws or modify a Grant to bring it into compliance with any valid and mandatory government regulation. The Committee may also adopt rules regarding the withholding of taxes on payments to Grantees. The Committee may, in its sole discretion, agree to limit its authority under this Section.

                  (b) GOVERNING LAW. THE VALIDITY, CONSTRUCTION, INTERPRETATION AND EFFECT OF THE PLAN AND GRANT INSTRUMENTS ISSUED UNDER THE PLAN SHALL BE GOVERNED AND CONSTRUED BY AND DETERMINED IN ACCORDANCE

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WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT GIVING EFFECT TO THE CONFLICT OF
LAWS PROVISIONS THEREOF.

                  (c) INDEMNIFICATION. Each person who is or shall have been a member of the Board or the Committee shall be indemnified and held harmless by the Company to the fullest extent permitted by law against and from any loss, cost, liability or expense (including any related attorney's fees and advances thereof) in connection with, based upon or arising or resulting from any claim, action, suit or proceeding to which such person may be made a party or in which such person may be involved by reason of any action taken or failure to act under or in connection with the Plan or any Grant Instrument and from and against any and all amounts paid by such person in settlement thereof, with the Company's approval, or paid by such person in satisfaction of any judgment in any such action, suit or proceeding against such person, provided that he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive and shall be independent of any other rights of indemnification to which such persons may be entitled under the LLC Agreement, by contract, as a matter of law or otherwise.

                  (d) NO LIMITATION ON COMPENSATION. Nothing in the Plan shall be construed to limit the right of the Company to establish other plans or to pay compensation to its employees in cash or property, in a manner which is not expressly authorized under the Plan.

                  (e) NO IMPACT ON BENEFITS. Options granted under the Plan are not compensation for purposes of calculating an employee's rights under any employee benefit plan, except to the extent provided in any such plan.

                  (f) FREEDOM OF ACTION. Subject to Section 11, nothing in the Plan or any Grant Instrument shall be construed as limiting or preventing the Company or any of its Affiliates from taking any action with respect to the operation or conduct of its or their business that it deems appropriate or in its best interest.

                  (g) NO RIGHT TO PARTICULAR ASSETS. Nothing contained in this Plan and no action taken pursuant to this Plan shall create or be construed to create a trust of any kind or any fiduciary relationship between the Company and its Affiliates, on the one hand, and any Grantee or executor, administrator or other personal representative or designated beneficiary of such Grantee, on the other hand, or any other persons. Any reserves that may be established by the Company or its Affiliates in connection with this Plan shall continue to be held as part of the general funds of the Company or such Affiliate, and no individual or entity other than the Company or such Affiliate shall have any interest in such funds until paid to a Grantee. To the extent that any Grantee or such Grantee's executor, administrator or other personal representative, as the case may be, acquires a right to receive any payment from the Company or any of its Affiliates pursuant to this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company or such Affiliate.

                  (h) NOTICES. Each Grantee shall be responsible for furnishing the Committee with his or her current and proper address for the mailing of notices and delivery of agreements. Any notices required or permitted to be given shall be deemed given if directed to the person to whom

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addressed at such address and mailed by regular United States mail, first-class and prepaid. If any item mailed to such address is returned as undeliverable to the addressee, mailing will be suspended until the Grantee furnishes the proper address.

                  (i) SEVERABILITY OF PROVISIONS. If any provision of this Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and this Plan shall be construed and enforced as if such provision had not been included.

                  (j) INCAPACITY. Any benefit payable to or for the benefit of a minor, an incompetent person or other person incapable of receiving such benefit shall be deemed paid when paid to such person's guardian or to the party providing or reasonably appearing to provide for the care of such person, and such payment shall fully discharge the Board, the Committee, the Company, its Affiliates and other parties with respect thereto.